EXHIBIT 8.1

July 13, 2018

Delcath Systems, Inc.

1633 Broadway

New York, NY 10017

Re:	Registration Statement on Form S-1 (Registration No.: 333-225567)

Ladies and Gentlemen:

I have acted as adviser to Delcath Systems, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of the registration statement on Form S -1 filed on June 11, 2018, as amended (Registration No. 333-225567) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of subscription rights of the Company (the “Subscription Rights”) to purchase up to shares of common stock and the shares of common stock issuable upon the exercise of such Subscription Rights (the “Rights Offering”).

In connection therewith, I have participated in the preparation of the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement (the “Discussion”).

In that connection, I have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

In rendering my opinion, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents.

In rendering my opinion, I have assumed, with your permission, that (i) the Rights Offering will be consummated as described in the Registration Statement and (ii) the statements concerning the terms of the Rights Offering set forth in the Registration Statement are, and will remain, true, complete and correct at all times up to and including the consummation of the Rights Offering.

My opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Rights Offering after the date of effectiveness of the Registration Statement, or any inaccuracy in the statements, facts and assumptions upon which I have relied, may affect the continuing validity of our opinion as set forth herein. I assume no responsibility to inform you of any such change or inaccuracy that may occur or come to my attention. Finally, my opinion is limited to the tax matters specifically covered hereby. No opinion should be inferred as to (i) any other tax consequences of the Rights Offering or (ii) the tax consequences of the Rights Offering under any state, local or foreign law, or with respect to other areas of U.S. Federal taxation. I express no opinion as to matters governed by any laws other than the Federal income tax laws of the United States of America.

Based on the foregoing and subject to the qualifications set forth herein, I hereby confirm that the Discussion set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement constitutes the opinion of as to the material United States Federal income tax consequences of the Rights Offering.

My opinion is not binding on the Internal Revenue Service or a court. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In addition, I must note that my opinion represents merely my best legal judgment on the matters presented and that others may disagree with my conclusion.

I hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. I also consent to the reference to my opinion under the caption “Material U.S. Federal Income Tax Consequences” to be included in such Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Jolie Kahn